Exhibit 1.1

8,000,000 Shares

5:01 ACQUISITION CORP.

Class A Common Stock, par value $0.0001

UNDERWRITING AGREEMENT

October 13, 2020

October 13, 2020

BofA Securities, Inc.
As the Underwriter

c/o BofA Securities, Inc.

One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

5:01 Acquisition Corp., a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to BofA Securities, Inc., as the underwriter (the “Underwriter”), an aggregate of 8,000,000 shares (the “Firm Shares”) of Class A common stock, par value $0.0001, of the Company (the “Class A Shares”). The Company also proposes to issue and sell to the Underwriter not more than an additional 1,200,000 Class A Shares (the “Additional Shares”) if and to the extent that the Underwriter of the Offering (as defined below) shall have determined to exercise the right to purchase such Additional Shares granted to the Underwriter in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Securities.”

As used herein, the term “Business Combination” (as described more fully in the Prospectus (as defined below)) shall mean effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses involving the Company.

The Company has caused to be duly executed and delivered a letter agreement, dated as of the date hereof, by and among 5:01 Acquisition LLC, a Delaware limited liability company (the “Sponsor”), and each of the Company’s officers, directors, and director nominees, substantially in the form filed as Exhibit 10.1 to the Registration Statement (as defined below) (the “Insider Letter”).

The Company has entered into an Investment Management Trust Agreement, dated as of the date hereof, with Continental Stock Transfer & Trust Company, as trustee, in substantially the form filed as Exhibit 10.2 to the Registration Statement (the “Trust Agreement”), pursuant to which certain proceeds from the sale of the Private Placement Shares (as defined below) and the proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriter and the holders of the Firm Shares and the Additional Shares, if and when issued.

The Company has entered into a Registration and Stockholder Rights Agreement, dated as of the date hereof, with the Sponsor and the other parties thereto, in substantially the form filed as Exhibit 10.3 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Founder Shares (as defined below) and the Private Placement Shares (as defined below).

The Company has entered into a Subscription Agreement, dated as of September 2, 2020, in substantially the form filed as Exhibit 10.4 to the Registration Statement (the “Founder’s Purchase Agreement”), with the Sponsor pursuant to which the Sponsor purchased an aggregate of 2,300,000 shares of Class B common stock, $0.0001 par value (including the Class A Shares issuable upon conversion thereof, the “Founder Shares”), for an aggregate purchase price of $20,000. The Founder Shares are substantially similar to the Firm Shares except as described in the Time of Sale Prospectus (as defined below).

The Company has entered into a Private Placement Class A Common Stock Purchase Agreement, dated as of the date hereof, in substantially the form filed as Exhibit 10.5 to the Registration Statement (the “Private Placement Shares Purchase Agreement”), with the Sponsor, pursuant to which the Sponsor agreed to purchase an aggregate of 360,000 Class A Shares (the “Private Placement Shares”) for $10.00 per Class A Share (or 384,000 Class A Shares if the Underwriter’s option to purchase Additional Shares is exercised in full). The Private Placement Shares are substantially similar to the Firm Shares, except as described in the Time of Sale Prospectus.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-249036) on Form S-1, including a prospectus, relating to the Securities. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Securities (or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Class A Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1.             Representations and Warranties. The Company represents and warrants to and agrees with the Underwriter that:

(a)            The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)          (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the Offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriter Information (as defined herein).

(c)          (i) At the time of filing the Registration Statement and (ii) as of the Closing Date, the Company was and is an Ineligible Issuer (as defined in Rule 405). The Company has not prepared or used a free writing prospectus.

(d)          The Company has filed with the Commission a Form 8-A (File No. 001-39612) providing for the registration under the Exchange Act (as defined below) of the Securities, which registration is currently effective on the date hereof. The Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on The Nasdaq Capital Market, and the Company knows of no reason or set of facts that is reasonably likely to adversely affect such authorization.

(e)           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Time of Sale Prospectus and to enter into this Agreement, the Trust Agreement, the Founder’s Purchase Agreement, the Private Placement Shares Purchase Agreement, the Registration Rights Agreement and the Insider Letter and to carry out the transactions contemplated hereby and thereby, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below).

(f)            This Agreement has been duly authorized, executed and delivered by the Company.

(g)           The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability (the “Enforceability Exceptions”).

(h)           The Founder’s Purchase Agreement has been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, the Sponsor, and is a valid and binding agreement of the Company and, to the Company’s knowledge, the Sponsor, enforceable against the Company and, to the Company’s knowledge, the Sponsor in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

(i)            The Private Placement Shares Purchase Agreement has been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, the Sponsor, and is a valid and binding agreement of the Company and, to the Company’s knowledge, the Sponsor, enforceable against the Company and, to the Company’s knowledge, the Sponsor in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

(j)            The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

(k)           The Insider Letter executed by the Company, the Sponsor and each executive officer, director, and director nominee of the Company, has been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, the Sponsor and each such executive officer, director and director nominee, respectively, and is a valid and binding agreement of the Company and, to the Company’s knowledge, the Sponsor and each such executive officer, director and director nominee, respectively, enforceable against the Company and, to the Company’s knowledge, the Sponsor and each such executive officer, director and director nominee, respectively, in accordance with its terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

(l)            The authorized equity capitalization of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(m)          The Founder Shares have been duly authorized and are validly issued, fully paid and non-assessable; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The sales of the Founder Shares by the Company were based in part on the representations and warranties of the purchasers of such Founder Shares, exempt from the registration requirements under the Securities Act and any applicable state securities and blue sky laws. The holders of the Founder Shares are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Time of Sale Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares or other ownership interests in the Company are outstanding.

(n)           The Securities have been duly authorized and, when issued and delivered against payment for the Securities by the Underwriter pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Securities will not be subject to any preemptive or similar rights.

(o)           The Private Placement Shares have been duly authorized and, when issued and delivered against payment for the Private Placement Shares by the Sponsor pursuant to Private Placement Shares Purchase Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Private Placement Shares will not be subject to any preemptive or similar rights.

(p)           The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Trust Agreement, the Founder’s Purchase Agreement, the Private Placement Shares Purchase Agreement, the Registration Rights Agreement and the Insider Letter will not contravene any provision of applicable law, except where failure to be so in compliance could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company that is material to the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Trust Agreement, the Founder’s Purchase Agreement, the Private Placement Shares Purchase Agreement, the Registration Rights Agreement and the Insider Letter, except such as may be required by (i) the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities, (ii) the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) any listing applications and related consents or any notices required by The Nasdaq Capital Market in the ordinary course of the offering of the Firm Shares or (iv) filings with the Commission pursuant to Rule 424(b) under the Securities Act.

(q)          There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), from that set forth in the Time of Sale Prospectus.

(r)            There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or the Sponsor is a party or to which any of the properties of the Company or the Sponsor is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(s)           Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(t)           The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(u)           There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company except as described in the Time of Sale Prospectus or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(v)           (i) None of the Company, the Sponsor or, to the knowledge of the Company, any director, director nominee, officer, agent, employee, affiliate or other person acting on behalf of the Company or the Sponsor is aware of or has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws or otherwise taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder; (ii) the Company, the Sponsor and, to the Company’s knowledge, the Company’s other affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) the Company will not use, directly or indirectly, the proceeds of the Offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(w)          The operations of the Company and the Sponsor are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company after due inquiry, threatened.

(x)           (i) None of the Company, the Sponsor or, to the knowledge of the Company, any director, director nominee, officer, agent, employee, affiliate or other person acting on behalf of the Company or the Sponsor is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)               the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B)               located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)           The Company will not, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)               to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)               in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(iii)          The Company has not knowingly engaged in, is not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(y)           Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company.

(z)           The Company does not own any property; the property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being available for use by the Company is available for use thereby under a valid and enforceable agreement.

(aa)          No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

(bb)         The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(cc)         To the extent required by Rule 13a-15 under the Exchange Act, the Company maintains “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd)         Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act.

(ee)         Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Securities Act with the offer and sale of the Securities pursuant to the Registration Statement.

(ff)          The Company has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or has requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and has paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company and which could reasonably be expected to have) a Material Adverse Effect.

(gg)        There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(hh)        From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(ii)           The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the Underwriter’s consent with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Underwriter to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriter has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(jj)           As of the time of each sale of the Securities in connection with the Offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, and (B) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(kk)         The historical financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Time of Sale Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary—Summary Financial Data” in the Time of Sale Prospectus, Prospectus and Registration Statement fairly present, on the basis stated in the Time of Sale Prospectus, Prospectus and Registration Statement, the information included therein. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(ll)           WithumSmith+Brown, PC (“Withum”), who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Registration Statement, Time of Sale Prospectus and the Prospectus, is a registered public accounting firm that is independent with respect to the Company within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

(mm)       There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Nasdaq Marketplace Rule 5605. Further, there is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other provisions of The Nasdaq Stock Market LLC corporate governance requirements set forth in the Nasdaq Marketplace Rules.

(nn)        Except as described in the Time of Sale Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.

(oo)        To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by the Sponsor and the Company’s officers, directors and director nominees and provided to the Underwriter is true and correct in all material respects and the Company has not become aware of any information as of the date hereof that would cause the information disclosed in the Questionnaires completed by the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect in any material respect.

(pp)         The Company has not selected any potential Business Combination target and has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any potential Business Combination target.

(qq)        Except as described in the Time of Sale Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company, the Sponsor, or, to the Company’s knowledge, or their respective affiliates, or any officer, director or director nominee of the Company with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor, or, to the Company’s knowledge, any such officer, director or director nominee of the Company, or their respective affiliates, that may affect the Underwriter’s compensation, as determined by FINRA.

(rr)          Except as described in the Time of Sale Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other “item of value” as defined in Rule 5110(c)(3) of FINRA’s Conduct Rules): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity, that to the Company’s knowledge, that has any direct or indirect affiliation or association with any Member, within the twelve (12) months prior to the Effective Date, other than payments to the Underwriter pursuant to this Agreement.

(ss)          Except as described in the Time of Sale Prospectus and the Prospectus, during the period beginning 180 days prior to the initial filing of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(tt)           To the Company’s knowledge, no officer, director, or beneficial owner of 10% or more of the outstanding shares of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a “Participating Member” as defined in Rule 5110(a)(4) of FINRA’s Conduct Rules (a “Participating Member”) or a person associated or affiliated with a Participating Member.

(uu)         To the Company’s knowledge, no Company Affiliate is an owner of stock or other securities of any Participating Member (other than securities purchased on the open market).

(vv)         Except as described in the Time of Sale Prospectus and the Prospectus, no proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Time of Sale Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

(ww)       The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or, to the Company’s knowledge, a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement through the date of this Agreement.

(xx)          To the Company’s knowledge, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement through the date of this Agreement has any affiliation or association with any Participating Member.

(yy)         No Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary.

(zz)         The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(aaa)       The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(bbb)      No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, stockholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act or the Exchange Act to be described in the Time of Sale Prospectus and the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members, except as disclosed in the Registration Statement, Time of Sale Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(ccc)       The Company has not offered, or caused the Underwriter to offer, the Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(ddd)      Upon delivery and payment for the Firm Shares on the Closing Date, the Company will not be subject to Rule 419 under the Securities Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(eee)       There is no franchise, contract or other document of a character required to be described in the Time of Sale Prospectus or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Time of Sale Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Time of Sale Prospectus and the Prospectus under the headings “Principal Stockholders,” “Certain Relationships and Related Party Transactions,” and “Description of Securities” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Securities Act to be described in the Registration Statement, Time of Sale Prospectus or Prospectus that have not been described as required.

(fff)        (i) To the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, and any such data processed or stored by third parties on behalf of the Company), equipment or technology (collectively, “IT Systems and Data”); (ii) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to the Company’s IT Systems and Data and (iii) the Company has implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards in all material respects. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

2.             Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the respective numbers of Class A Shares set forth in Schedule I hereto opposite its name at $9.80 a Share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriter the Additional Shares, and the Underwriter shall have the right to purchase up to 1,200,000 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriter for any Additional Shares shall be reduced by an amount per Additional Share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Underwriter may exercise this right in whole or from time to time in part by giving written notice not later than 45 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriter and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the Closing Date nor later than five business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), the Underwriter agrees to purchase the number of Additional Shares that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Class A Shares set forth in Schedule I hereto opposite the name of the Underwriter bears to the total number of Class A Shares.

In addition to the discount from the public offering price represented by the Purchase Price set forth in the first sentence of this Section, the Company hereby agrees to pay to the Underwriter a deferred discount of $0.35 per Share (including both Firm Shares and Additional Shares) purchased hereunder (the “Deferred Discount”). The Underwriter hereby agrees that if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the holders of the Firm Shares and Additional Shares included in the Securities sold pursuant to this Agreement (the “Public Stockholders”), (i) the Underwriter will forfeit any rights or claims to the Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Stockholders on a pro rata basis.

The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, (x) during the period beginning on the date hereof and ending 180 days after the date of the Prospectus (the “Restricted Period”), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or enter into any swap or other agreement that transfer, in whole or in part, the economic consequence of ownership of, any shares of the Company beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or any other securities so owned convertible into or exercisable or exchangeable for Class A Shares; provided, however, that the foregoing shall not apply to the forfeiture of a portion of the Founder Shares pursuant to their terms and the Company may (1) issue and sell the Private Placement Shares, (2) issue and sell the Additional Shares on exercise of the option provided for in Section 2 hereof, (3) register Class A Shares with the Commission pursuant to the Registration Rights Agreement and (4) issue securities in connection with a Business Combination, or (y) release the Sponsor or any officer, director or director nominee from the 180-day lock-up contained in the Insider Letter.

If the Underwriter, in its sole discretion, agrees to release or waive the restrictions set forth in this Section 2 or the restrictions set forth in the Insider Letter for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three (3) business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service at least two (2) business days before the effective date of the release or waiver; provided, however, that no such announcement by the Company shall be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of an Insider Letter.

3.             Terms of Public Offering. The Company is advised by the Underwriter that the Underwriter proposes to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in the Underwriter’s judgment is advisable (the “Offering”). The Company is further advised by the Underwriter that the Securities are to be offered to the public initially at $10.00 a Share (the “Public Offering Price”).

4.             Payment and Delivery. Payment for the Firm Shares shall be made as follows: $78,400,000 of the net proceeds for the Firm Shares (including $2,800,000 of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with a portion of the gross proceeds of the Private Placement Shares in order for the Trust Account to equal the product of the number of Firm Shares sold and the Public Offering Price per Share as set forth on the cover of the Prospectus upon delivery of such Firm Shares for the account of the Underwriter at 10:00 a.m., New York City time, on October 16, 2020, or at such other time on the same or such other date, not later than three business days after the foregoing date, as shall be designated in writing by the Underwriter. The time and date of such payment are hereinafter referred to as the “Closing Date.” The Company shall not be obligated to deliver the Firm Shares except upon tender of payment therefor by the Underwriter, provided that payment by the Underwriter for all the Firm Shares is contingent on the payment by the Sponsor to the Trust Account, as described above, for the Private Placement Shares at least one business day prior to the Closing Date.

Payment for any Additional Shares shall be made as follows: $9.80 per Additional Share (including $0.35 per Additional Share of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with the gross proceeds of the sale of any additional Private Placement Shares in order for the aggregate amount deposited in the Trust Account to equal the product of the number of Additional Shares sold and the Public Offering Price per Share as set forth on the cover of the Prospectus upon delivery of such Additional Shares for the account of the Underwriter at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than three business days after the foregoing date, as shall be designated in writing by the Underwriter. The Company shall not be obligated to deliver the Additional Shares except upon tender of payment therefor by the Underwriter, provided that payment by the Underwriter for the Additional Shares is contingent on the payment by the Sponsor to the Trust Account, as described above, for the Private Placement Shares at least one business day prior to the Option Closing Date.

The Firm Shares and Additional Shares shall be delivered to the Underwriter through the facilities of The Depository Trust Company (“DTC”) or, if the Underwriter has otherwise instructed, upon delivery to the Underwriter of certificates (in form and substance satisfactory to the Underwriter) representing the Firm Shares or Additional Shares, as applicable, in each case for the account of the Underwriter. The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Underwriter shall request in writing not later than two full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Underwriter on the Closing Date or an Option Closing Date, as the case may be, for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriter duly paid, against payment of the Purchase Price therefor.

5.             Conditions to the Underwriter’s Obligations. The obligations of the Company to sell the Securities to the Underwriter and the obligation of the Underwriter to purchase and pay for the Securities on the Closing Date or Option Closing Date, as applicable, are subject to the condition that the Registration Statement shall have become effective not later than 9:00 a.m. (New York City time) on the date hereof.

(a)           The obligation of the Underwriter to purchase and pay for the Firm Shares on the Closing Date are subject to the following further conditions:

(i)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Underwriter’s judgment, a Material Adverse Effect that makes it, impracticable to market the Firm Shares on the terms and in the manner contemplated in the Time of Sale Prospectus shall not have occurred.

(ii)           The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in Section 1 of this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(iii)          The Underwriter shall have received on the Closing Date an opinion of Cooley LLP, outside counsel for the Company, dated the Closing Date, in form and substance satisfactory to the Underwriter, with such opinion to be rendered to the Underwriter at the request of the Company and with such opinion stating so therein.

(iv)          The Underwriter shall have received on the Closing Date an opinion of Shearman & Sterling LLP, counsel for the Underwriter, dated the Closing Date, in form and substance satisfactory to the Underwriter, with such opinion to be rendered to the Underwriter at the request of the Company and with such opinion stating so therein.

(v)          The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from Withum, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(vi)          On or prior to the Closing Date, the Company will deliver to the Underwriter executed copies of the Trust Agreement, the Founder’s Purchase Agreement, the Private Placement Shares Purchase Agreement, the Registration Rights Agreement and the Insider Letters, and each shall be in full force and effect on the Closing Date.

(vii)        FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(viii)        At the Closing Date, the Securities shall be duly listed, subject to notice of issuance, on The Nasdaq Capital Market, satisfactory evidence of which shall have been provided to the Underwriter.

(ix)          At least one business day prior to the Closing Date, the Company shall have caused proceeds from the sale of the Private Placement Shares to be deposited into the Trust Account such that the cumulative amount deposited into the Trust Account as of such Closing Date shall equal the product of the number of Firm Shares to be issued at the Closing Date and the public offering price per Firm Share as set forth on the cover of the Prospectus.

(x)           No order preventing or suspending the sale of the Firm Shares in any jurisdiction designated by the Underwriter pursuant to Section 6(g) hereof shall have been issued as of the Closing Date, and no proceedings for that purpose shall have been instituted or shall have been threatened.

(b)           The obligation of the Underwriter to purchase and pay for any Additional Shares on any Option Closing Date are subject to the delivery to the Underwriter on the applicable Option Closing Date of the following:

(i)            At least one business day prior to the Option Closing Date, the Company shall have caused proceeds from the sale of the Private Placement Shares to be deposited into the Trust Account such that the cumulative amount deposited into the Trust Account as of such Option Closing Date shall equal the product of the number of Additional Shares to be issued at the Option Closing Date and the public offering price per Additional Share as set forth on the cover of the Prospectus.

(ii)           The Underwriter shall have received a certificate, dated such Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(a)(ii) hereof remains true and correct as of such Option Closing Date.

(iii)          The Underwriter shall have received an opinion of Cooley LLP, outside counsel for the Company, dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date in a form and substance satisfactory to the Underwriter.

(iv)          The Underwriter shall have received an opinion of Shearman & Sterling LLP, counsel for the Underwriter, dated such Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date in a form and substance satisfactory to the Underwriter.

(v)          The Underwriter shall have received a letter dated such Option Closing Date, in form and substance satisfactory to the Underwriter, from Withum, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(a)(v) hereof; provided that the letter delivered on such Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date.

(vi)          The Underwriter shall have received such other documents as the Underwriter may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

(c)           If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Additional Shares on the Option Closing Date, the obligations of the Underwriter to purchase the relevant Additional Shares, may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Date or the Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 10 and except that Sections 1, 8, 15, 16, 19 and 20 shall survive any such termination and remain in full force and effect.

6.             Covenants of the Company. The Company covenants with the Underwriter as follows:

(a)           To furnish to the Underwriter, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Underwriter in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriter may reasonably request.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Underwriter a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriter reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such rule.

(c)           Not to make any offer relating to the Securities that constitutes or would constitute a free writing prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act.

(d)          Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                  If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriter the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses the Underwriter will furnish to the Company) to which Securities may have been sold by the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. Until the earliest of (i) the date on which the Underwriter shall have ceased to engage in market-making activities in respect of the Securities, (ii) the date on which the Securities are listed on The Nasdaq Capital Market (or any successor thereof), (iii) a going private transaction or acquisition of the Company after the completion of a Business Combination, and (iv) the date of the Liquidation, in each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriter agrees that such action is not at the time necessary or advisable, use its best efforts to file and make such statements or reports at such times as are or may be required to qualify the Securities for offering and sale under the securities laws of such jurisdiction. For purposes of this Agreement, “Liquidation” means the distributions of the Trust Account to the Public Stockholders in connection with the redemption of Securities held by the Public Stockholders pursuant to the terms of the Company’s amended and restated certificate of incorporation if the Company fails to consummate an initial Business Combination.

(h)                To make generally available to the Company’s security holders and to the Underwriter as soon as practicable an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus and the Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriter (such fees and disbursements of counsel in an amount not to exceed $25,000) incurred in connection with the review and qualification of the offering of the Securities by the FINRA, provided that the aggregate fees and expenses payable by the Company under this clause (iv) (including any fees and disbursements of counsel) shall not exceed $40,000, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities and all costs and expenses incident to listing the Securities on The Nasdaq Capital Market, (vi) the cost of printing certificates representing the Securities, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities or any “testing-the-waters presentations,” including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and travel and lodging expenses of the representatives and officers of the Company and any such consultants, the related costs and expenses of the Underwriter, and one-half of the cost of any aircraft chartered in connection with the road show or “testing-the-waters presentations” (it being understood that the Underwriter will pay or cause to be paid the other 50% of the cost of such aircraft or other transportation), (ix) the document production charges and expenses associated with printing this Agreement, (x) all expenses in connection with any offer and sale of the Securities outside of the United States, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriter in connection with offers and sales outside of the United States, and (xi) all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement. Notwithstanding the foregoing, the Company’s obligations to reimburse the Underwriter for any expenses actually incurred under this Section 6(i) shall not exceed $50,000. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and Section 10 below, the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j)                  The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in Section 2 hereof).

(k)                If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(l)                  The Company will deliver to the Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Underwriter may reasonably request in connection with the verification of the foregoing certification.

(m)               For a period commencing on the effective date of the Registration Statement (the “Effective Date”) and ending five (5) years from the date of the consummation of the initial Business Combination or such earlier time at which the Liquidation occurs or the Company is acquired (and is not the surviving entity) or completes a going private transaction after the completion of a Business Combination (as applicable, the “Termination Date”), the Company will use its best efforts to maintain the registration of the Class A Shares under the provisions of the Exchange Act. The Company will not deregister the Class A Shares under the Exchange Act prior to the Termination Date without the prior written consent of the Underwriter.

(n)                The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four (4) business days after the Closing Date, file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the Additional Shares, the Company shall promptly, but not later than four (4) business days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Additional Shares and its receipt of the proceeds therefrom.

(o)                For a period commencing on the Effective Date and ending on the Termination Date, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to stockholders.

(p)                For a period commencing on the Effective Date and ending on the Termination Date, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from the Underwriter, furnish to the Underwriter copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Underwriter: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of Class A Shares in their capacities as such; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Underwriter may from time to time reasonably request, all subject to the execution of a confidentiality agreement in a form reasonably acceptable to the Company. Any registration statements, financial statements, periodic and special reports or other additional documents referred to in the preceding sentence filed or furnished on the Commission’s EDGAR website will be considered furnished for the purposes of this Section.

(q)                For a period commencing on the Effective Date and ending on the Termination Date, the Company shall retain a transfer agent.

(r)                  The Company will not consummate an initial Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors unless it obtains an opinion from an independent investment banking firm or from an independent accounting firm, that such Business Combination is fair to the Company from a financial point of view. The Company may (i), reimburse the Sponsor and its officers, directors and affiliates for out-of-pocket expenses incurred by them in connection with identifying, investigating, negotiating and completing an initial Business Combination as described in the Time of Sale Prospectus and the Prospectus (ii) repay loans to the Sponsor as described in the Time of Sale Prospectus and the Prospectus and (iii) make payments to the Sponsor or an affiliate or assignee of the Sponsor for office space, utilities and secretarial and administrative support as described in the Time of Sale Prospectus and the Prospectus; provided, however, that (x) the Company shall not pay the Sponsor, or any of the Company’s chief executive officers or directors, or any entity with which they are affiliated, a finder’s fee, consulting fee or other compensation in connection with identifying, investigating and completing the initial Business Combination (other than any amounts owed pursuant to any non-employee director compensation policy adopted by the Company’s board of directors), and (y) no such payments shall be made from the proceeds of the Offering deposited in the Trust Account prior to the completion of the initial Business Combination.

(s)                 The Company will apply the net proceeds from the Offering and the sale of the Private Placement Shares received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus.

(t)                  For a period of 90 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), the Underwriter and counsel for the Underwriter a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file with the Commission in connection with the Business Combination for purposes of offering redemption of shares held by its stockholders or for soliciting stockholder approval, as applicable.

(u)                The Company shall advise FINRA, the Underwriter and counsel for the Underwriter if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Securities.

(v)                The Company shall cause the proceeds of the Offering and the sale of the Private Placement Shares to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Time of Sale Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(w)               During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the trustee under the Trust Agreement to release from the Trust Account, (i) solely from interest income earned on the funds held in the Trust Account, the amounts necessary to pay taxes, and (ii) to any Public Stockholder who properly redeems its Securities in connection with a vote to approve an amendment to the Amended and Restated Certificate of Incorporation (A) that would modify the substance or timing of the Company’s obligation to provide holders of Securities the right to have their shares redeemed in connection with the Company’s initial Business Combination or to redeem 100% of the Securities if the Company does not complete its initial Business Combination within 24 months from the closing of the Offering (or such later date as may be approved by the Company’s stockholders) or (B) with respect to any other provision relating to the rights of holders of the Class A Shares. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (which interest shall be net of taxes payable)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the Liquidation; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held by the Company outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(x)                Prior to the consummation of an initial Business Combination or the Liquidation, the Company shall not issue any Class A Shares, other than the Founder Shares, or any options or other securities convertible into Class A Shares, or any preferred shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the Class A Shares on a Business Combination.

(y)                Prior to the consummation of an initial Business Combination or the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(z)                 The Company agrees that it will use its commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act prior to the consummation of any Business Combination, including, but not limited to, using its commercially reasonable efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(aa)              To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with U.S. GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb)             The Company will use its best efforts to effect and, for a period commencing on the Effective Date and ending on the Termination Date, maintain the listing of the Securities (except after the consummation of the initial Business Combination) on The Nasdaq Capital Market (or another national securities exchange).

(cc)              As soon as legally required to do so, and continuing until the Termination Date, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the Nasdaq Marketplace Rules.

(dd)             Prior to the Termination Date, the Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its amended and restated certificate of incorporation or by-laws.

(ee)              Prior to the consummation of an initial Business Combination or the Liquidation, the Company will seek to have all vendors, service providers (other than independent accountants), prospective target businesses, lenders or other entities with which it does business enter into an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Stockholders.

(ff)               The Company may consummate the initial Business Combination and conduct redemptions of Securities for cash upon consummation of such Business Combination without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including by means of the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each stockholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Securities held by such stockholder for an amount of cash per share equal to (A) the aggregate amount then on deposit in the Trust Account as of two (2) business days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Shares and (y) any interest income earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by (B) the total number of Securities sold in the Offering (the “Public Shares”) then outstanding. If, however, the Company elects not to file such tender offer documents, a stockholder vote is required by law in connection with the initial Business Combination, or the Company decides to hold a stockholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s stockholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor has agreed to vote all of its Founder Shares and any other Securities they may acquire during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks stockholder approval of the initial Business Combination, the Company will offer to each Public Stockholder holding Securities the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two (2) business days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Shares and (2) any interest income earned on the funds held in the Trust Account (which interest shall be net of any taxes payable), divided by (II) the total number of Public Shares then outstanding. If the Company seeks stockholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding shares voted by the stockholders at a duly held stockholders meeting are voted to approve such Business Combination. If, after seeking and receiving such stockholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Stockholders who affirmatively requested such redemption. Only Public Stockholders holding Securities who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of shares of the Company in connection therewith.

(gg)             In the event that the Company does not effect a Business Combination by twenty-four (24) months from the closing of the Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $100,000 to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the Trust Account that is received after the redemption shall be distributed to the former Public Stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Only Public Stockholders holding Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of the Company. The Company will not propose any amendment to its amended and restated certificate of incorporation (A) that would modify the substance or timing of the Company’s obligation to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within twenty-four (24) months from the closing of the Offering, as described in the Company’s amended and restated certificate of incorporation or (B) with respect to any other provision relating to the Public Stockholders’ rights or pre-initial Business Combination activity, unless, in each case, the Company offers the Public Stockholders with the right to exercise their redemption rights in connection with such amendment.

(hh)             In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing or submission with the Commission announcing the consummation of the Business Combination that indicates that the Underwriter was the underwriter in the Offering, the Company shall supply the Underwriter with a draft of the Business Combination Announcement and provide the Underwriter with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriter to keep confidential such draft announcement in accordance with the Underwriter’s standard policies regarding confidential information.

(ii)                Upon the consummation of the initial Business Combination, the Company will direct the Trustee to pay the Underwriter the Deferred Discount out of the proceeds of the Offering held in the Trust Account. The Underwriter shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within twenty-four (24) months from the closing of the Offering (as the same may be extended), the Deferred Discount will not be paid to the Underwriter and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Stockholders. In connection with any such Liquidation, the Underwriter forfeits any rights or claims to the Deferred Discount.

(jj)                Upon the earlier to occur of the expiration or termination of the Underwriter’s option to purchase Additional Shares, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor, in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 300,000 by (b) a fraction, (i) the numerator of which is 1,200,000 minus the number of Additional Shares purchased by the Underwriter upon the exercise of its option to purchase Additional Shares, and (ii) the denominator of which is 1,200,000. For the avoidance of doubt, if the Underwriter exercises its option to purchase Additional Shares in full, the Company shall not cancel or otherwise effect the forfeiture of the Founder Shares pursuant to this subsection.

7.                   Covenants of the Underwriter. The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.                   Indemnity and Contribution.

(a)                 The Company agrees to indemnify and hold harmless the Underwriter, the person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any reasonable and documented legal or other expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second and third paragraphs under the heading “Underwriting—Price Stabilization and Short Positions” and the information under the heading “Underwriting—Electronic Distribution.” (collectively, the “Underwriter Information”)

(b)                The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter Information.

(c)                 In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding, provided, however, the failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and either of the parties believes it has defenses that are not available to the other party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriter, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)                To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) of this Section 8(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8(d) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities as set forth on such cover. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                 The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                  The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, the person controlling the Underwriter or any affiliate of the Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.                   Termination. The Underwriter may terminate this Agreement by written notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, The Nasdaq Global Select Market, The Nasdaq Global Market and The Nasdaq Capital Market or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Underwriter’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Underwriter’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 10 hereof, and provided further that Sections 1, 8, 15, 16, 19 and 20 shall survive such termination and remain in full force and effect.

10.                Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If this Agreement shall be terminated by the Underwriter in accordance with Section 5 or clause (ii) of Section 9 or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement (other than by reason of a default by the Underwriter), the Company will reimburse the Underwriter for all reasonable and documented out-of-pocket expenses (including the reasonable and documented fees and disbursements of its counsel) incurred by the Underwriter in connection with this Agreement or the Offering contemplated hereunder, but the Company shall then have no further liability to the Underwriter except as provided in Section 8 hereof.

11.                Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

12.                No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriter, (b) in connection with the offering of the Securities and the process leading thereto, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or its respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and the Underwriter has no obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriter has not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (f) none of the activities of the Underwriter in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriter with respect to any Person.

13.                Recognition of the U.S. Special Resolution Regimes.

(a)                In the event that the Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                In the event that the Underwriter that is a Covered Entity or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder

14.                Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

15.                Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

16.                Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its choice of law provisions.

17.                Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.                Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be delivered, mailed or sent to BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); and notices to the Company shall be delivered, mailed or sent to 5:01 Acquisition Corp., 501 Second Street, Suite 350, San Francisco, California 94107, Attention: Andrew J. Schwab, with a copy (which shall not constitute notice to the Company) to Cooley LLP, 500 Boylston Street, 14 Floor, Boston, Massachusetts 02116, Attention: Alfred Browne.

19.                Waiver of Jury Trial. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

21.                TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

Very truly yours,

5:01 Acquisition Corp.

By:	/s/ Andrew J. Schwab
Name: Andrew J. Schwab
Title: Co-Chief Executive Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written:

BofA Securities, Inc.

By:	/s/ Anurag Jindal
Name: Anurag Jindal
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Shares To Be Purchased
BofA Securities, Inc.	8,000,000
Total:	8,000,000

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SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus dated October 8, 2020.

2.	5:01 Acquisition Corp. priced 8,000,000 Shares at $10.00 per Shares plus an additional 1,200,000 Shares if the Underwriter exercises its option to purchase Additional Shares in full.

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SCHEDULE III

Schedule of Written Testing-The-Waters Communications

Reference is made to the materials used in the testing-the-waters presentations made to potential investors by the Company, to the extent such materials are deemed to be “written communications” within the meaning of Rule 405 under the Securities Act.

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EXHIBIT A

FORM OF PRESS RELEASE

5:01 Acquisition Corp.

[Date]

5:01 Acquisition Corp. (the “Company”) announced today that BofA Securities, Inc., the lead book-running manager in the Company’s recent public sale of _____ shares of the Company’s Class A common stock, par value $0.0001 (the “Shares”), is [waiving][releasing] a lock-up restriction with respect to ____ of the Shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on [Date], and the securities may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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